UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2015

WELLS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Minnesota	333-202694	41-1799504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 First Street, S.W., Wells, Minnesota	56097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (507) 553-3151

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

WELLS FINANCIAL CORP.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry Into Material Definitive Agreement.

On May 14, 2015, Wells Financial Corp. (the “Company”) and Wells Federal Bank, along with St. James Federal Savings and Loan Association (“St. James”), entered into an Agency Agreement with Sterne, Agee & Leach, Inc. (“Sterne”) (the “Agency Agreement”). Sterne will assist the Company, on a best efforts basis, in the marketing of its common stock during its stock offering in connection with the conversion merger of St. James. As described in the Agency Agreement, for its services, Sterne will receive a management fee of $25,000 and, for its services in connection with the subscription and community offerings, a success fee equal to 6% of the dollar value of the shares sold in the offering, subject to a minimum success fee of $175,000. The management fee will be credited against the success fee.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1, as amended (Registration No. 333-202694), filed by the Company under the Securities Act of 1933, as amended, and a related prospectus dated May 14, 2015.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit 1.1 – Agency Agreement dated May 14, 2015 (exhibits omitted)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLS FINANCIAL CORP.
Date: May 20, 2015	By:	/s/ James D. Moll
James D. Moll Interim President and Chief Executive Officer (Duly Authorized Representative)